Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Walter F. Healy, Principal Executive Officer of Hoyne Bancorp, Inc. (the “Company”), and Thomas S. Manfre, Principal Financial Officer of the Company, each hereby certifies in his capacity as an officer of the Company that he has reviewed the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and that to the best of his knowledge:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2025	By:	Walter F. Healy
/s/ Walter F. Healy
Chief Executive Officer
(Principal Executive Officer)

Dated: November 13, 2025	By:	Thomas S. Manfre
/s/Thomas S. Manfre
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.